EXHIBIT 24.1

                    Written Consent of KPMG Peat Marwick LLP

                        Consent of Independent Auditors

The Board of Directors
Great Northern Insured Annuity Corporation:

We consent to the use of our reports for Great Northern Insured Annuity Corporation included herein and GNA Variable Investment Account included in the Statement of Additional Information incorporated herein by reference. (post-effective amendment no. 5 to Form S-1 of registration no. 33-78812) and to the references to our firm under the caption "Experts" in the prospectus.

                                           KPMG Peat Marwick LLP

Richmond, Virginia
April 24, 1998